UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2019 (January 16, 2019)

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On January 16, 2019, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Mohan Gyani, age 67, to serve as a Class II director, with his initial term expiring at the Company’s 2020 annual meeting of stockholders or until his successor is duly elected and qualified.  In connection with the appointment of Mr. Gyani to the Board, and pursuant to the Company’s bylaws, the Board has increased the number of directors from ten to eleven.

Mr. Gyani is a private investor and beginning in 2005, has served in various capacities, the most recent of which is vice chairman, at Mobileum Inc., which designs and develops roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive director on the board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani was formally a member of the Board of Blackhawk Network Holdings, Inc. (Nasdaq: Hawk), a provider of prepaid payments products. He also serves on the board of directors of Digital Turbine, Inc., IDEA Cellular, and MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. From March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to February 2015, he served on the board of directors of Safeway, Inc., a retail food and drug company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University.

In connection with his election to the Board, pursuant to the Company’s compensation program for outside directors, Mr. Gyani was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price $7.14, the closing price of the Company’s common stock on the Nasdaq Global Select Market on January 16, 2019. Such option will vest and become exercisable with respect to one third of the option shares after each year of service. Mr. Gyani will also receive a $50,000 annual retainer for his service on the Board. In addition, Mr. Gyani will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2020, equity awards with an aggregate grant date fair value of $200,000, 60% in restricted shares and 40% in the form of a stock option, each vesting and becoming exercisable with respect to one third of the equity award after each year of service.  The non-employee director compensation program is described in further detail in the Company’s Annual Report on Form 10-K/A, which was filed with the SEC on July 9, 2018.  Mr. Gyani and the Company have entered into an indemnification agreement requiring the Company to indemnify Mr. Gyani to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement was in substantially the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to Synchronoss’ Registration Statement on Form S-1/A (SEC File No. 333-132080), as filed with the SEC on May 9, 2006.  There is no arrangement or understanding between Mr. Gyani and any other person pursuant to which Mr. Gyani was appointed as a director.  Further, Mr. Gyani does not have any family relationships or related party transactions that are required to be disclosed.  The Board has determined that Mr. Gyani is an independent director in accordance with applicable rules of the SEC and Nasdaq.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2019	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	David Clark
		Name:	David Clark
		Title:	Chief Financial Officer

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